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                                                                    Exhibit 23.3


                       CONSENT OF INDEPENDENT ACCOUNTANTS


         We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 and related Prospectus of Spelling Entertainment Group Inc. of our report dated February 26, 1993 relating to the consolidated financial statements of Republic Pictures Corporation which appears in the Current Report on Form 8-K of Spelling Entertainment Group Inc. dated April 26, 1994.


PRICE WATERHOUSE


Los Angeles, California
May 31, 1994